U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 14, 2009

PEER REVIEW MEDIATION AND ARBITRATION, INC.

(Exact name of small business issuer as specified in its charter)

Florida	000-52712	65-1126951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1450 S. Dixie Highway, Ste. 201

Boca Raton, Florida 33432

(Address of principal executive offices)

(561) 347-1178

(Issuer's Telephone Number)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          Effective April 14, 2009, Marc E. Combs was appointed as our Chief Financial Officer pursuant to our bylaws, to hold such position until the earlier of his resignation, death, or the next annual meeting of our Board of Directors. He replaces Willis Hale, who resigned this position.

Following is Mr. Combs’ resume:

Marc E. Combs began his employment with our Company in January 2009 as our Controller. He was appointed as our Chief Financial Officer in April 2009. Prior, from August 2008 through December 2008 was employed by Spherion, Inc., dba Mergis, Fort Lauderdale, FL, where he directed the sales and deployment of financial consultants to clients of that company. He was unemployed from May 2008 through August 2008. From December 2006 through April 2008 he was employed by Robert Half, Fort Lauderdale, FL, where he performed the same services as with Spherion. From September 2005 through November 2006 he was employed by Onstream Media, Inc., Pompano Beach, FL, a public company, as director and manager of Sarbanes Oxley compliance. From March 2000 through August 2005 he was Chief Operating Officer of Autofuse, Inc., Fort Lauderdale, FL. Mr. Combs received a Bachelor of Science degree in finance and management from the University of Virginia, McIntire School of Commerce in 1996. He devotes substantially all of his business time to our Company.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2009	PEER REVIEW MEDIATION
AND ARBITRATION, INC.
(Registrant)

By: s/Willis Hale____________________ Willis Hale, Chief Executive Officer

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